Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in the Statement of Additional Information of our report dated August 21, 2015, on the June 30, 2015 financial statements of Principal Exchange Traded Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Form N-1A Registration Statement under the Securities Act of 1933 (No. 333-201935).

/s/Ernst & Young LLP

Minneapolis, Minnesota
October 26, 2015